UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2010 (July 13, 2010)

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Mercury Computer Systems, Inc. (the “Company”) elected George K. Muellner as a director on July 13, 2010.

Mr. Muellner was granted stock options and equity awards upon his election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board, consisting of the following components:

1.	Stock options to purchase 15,000 shares of common stock. These awards will vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant and will expire on the seventh anniversary of the date of grant; and

2.	Restricted stock awards for 10,000 shares of common stock. These awards will vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on July 15, 2010, announcing the election of Mr. Muellner as a director. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Mercury Computer Systems, Inc. on July 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2010	MERCURY COMPUTER SYSTEMS, INC.

	By:	/S/ ROBERT E. HULT
Robert E. Hult
Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Mercury Computer Systems, Inc. on July 15, 2010.

4